Consent of Independent Registered Public Accounting Firm

KHD Humboldt Wedag International Ltd.

Hong Kong SAR, China

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 24, 2006 (except note 3 which is as at March 21, 2007), relating to the consolidated financial statements of KHD Humboldt Wedag International Ltd. appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2006.

/s/ BDO Dunwoody LLP

Vancouver, Canada

May 23, 2007